[BDO Letterhead]


Consent of Independent Certified Public Accountants


The Source Information Management Company
St. Louis, Missouri

We hereby consent to the incorporation in the Prospectus constituting a part of this Registration Statement of our report dated March 27, 1998 relating to the consolidated financial statements of The Source Information Management Company.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


St. Louis, Missouri
May 14, 1998


                                              /S/ BDO Seidman, LLP

                                              BDO Seidman, LLP